Exhibit 10.21




                            TAX ALLOCATION AGREEMENT

                  This agreement (the "Agreement") is made as of November 1, 2002, by and among HomeFed Corporation, a Delaware corporation ("HomeFed"), CDS Holding Corporation, a Delaware corporation ("CDS Holding"), CDS Devco, Inc., a California corporation ("CDS Devco"), San Elijo Ranch, Inc., a California corporation ("SERI"), HomeFed Communities, Inc., a California corporation ("HFC Communities"), and HomeFed Resources Corporation, a California corporation ("HFC Resources" and, collectively, aside from HomeFed, the "Subsidiaries," with each of the Subsidiaries being a "Subsidiary").

                  WHEREAS, HomeFed is the common parent of an affiliated group of corporations (the "HomeFed Group") filing a consolidated federal income tax return;

                  WHEREAS, CDS Holding, CDS Devco, and SERI have been part of the HomeFed Group since October 22, 2002 and HFC Communities and HFC Resources have been part of the HomeFed Group since ________________; and

                  WHEREAS, HomeFed and the Subsidiaries wish to provide for the allocation among them of the consolidated Federal income tax liability and state or local income tax liabilities of the HomeFed Group and for certain related matters.

                  NOW, THEREFORE, in consideration of the foregoing premises and of the mutual covenants contained herein, the parties hereby agree as follows:

Section  1.       DEFINITIONS
                  -----------

a. Except as otherwise provided herein, terms used in this Agreement shall have the meanings ascribed to them in, and shall be interpreted in accordance with, the Code, and the regulations and rulings issued thereunder, as in effect from time to time.

b. For purposes of this Agreement, the terms set forth below shall be defined as follows:

     (1) "Code" means the Internal Revenue Code of 1986, as amended to the date hereof.

     (2) "Consolidated Return" means a consolidated Federal income tax return and any returns of estimated Federal income tax filed by the HomeFed Group which includes any of the Subsidiaries.

     (3) "Consolidated Return Year" means Parent's taxable year (or portion thereof) beginning on a day after October 21, 2002, for which Parent files a Consolidated Return.



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     (4) "HomeFed Group" shall have the meaning ascribed in the recitals to this
Agreement.

     (5) "HomeFed Group Tax" means with respect to any given Consolidated Return Year, the consolidated Federal income tax liability of the HomeFed Group that is reported on, and paid in respect of, any consolidated Federal income tax return and any returns of estimated Federal income tax required to be filed for such taxable year.

     (6) "Parent" means HomeFed or any successor common parent corporation of the HomeFed Group.

     (7) "Revised Tax Liability" means, for any Consolidated Return Year in which HomeFed Group Tax and/or a Subsidiary Tax (as the context may require) is revised (including, without limitation, by reason of (i) a "determination" within the meaning of Code Section 1313(a), (ii) HomeFed Group's filing of an amended federal income tax return, or (iii) an assessment of tax in accordance with Section 6213), the amount of any payment (i) required from a Subsidiary to Parent under Section 2(b), and (ii) required from Parent to a Subsidiary under
Section 3, shall be recomputed by substituting the revised HomeFed Group Tax and/or the revised Subsidiary Tax.

     (8) "Separate Company Tax Return" means the hypothetical Federal income tax return and any hypothetical returns of estimated Federal income tax a Subsidiary would have been required to file in any given Consolidated Return Year on which it would have reported its Subsidiary Tax.

     (9) "Subsidiary Estimated Tax" means, in respect of a given Subsidiary, for any given Consolidated Return Year, the Subsidiary Tax determined through the end of each period for which estimated Federal income tax payments on a consolidated basis are due (whether or not any amounts are actually owing by Parent), which liability shall be calculated in accordance with Section 6655 of the Code.

     (10) "Subsidiary Tax" means, for each Subsidiary, its Tax liability for the Consolidated Return Year, including the Subsidiary's Federal income tax liability, computed hypothetically on a separate company basis (without regard to the income, deductions and credits of any other member of the HomeFed Group) for all relevant taxable years determined (x) using the same elections and methods of accounting as are used with respect to the Subsidiary in determining HomeFed Group Tax; (y) giving effect to the modifications specified in Reg. Sec. 1.1552-1(a)(2)(ii); and (z) without regard to any amount attributable to a credit arising under Code Section 53.

     (11) "Subsidiary-Generated Benefit" means, for each Subsidiary, the amount, if any, by which the Subsidiary's loss or credit or loss or credit carryover results in either (i) a reduction of HomeFed Group Tax for any given Consolidated Return Year or (ii) a refund obtained by Parent with respect to any given Consolidated Return Year; provided, however, that the Subsidiary-Generated Benefit for a taxable year shall not exceed the excess of (i) the consolidated Federal income tax of the HomeFed Group for such taxable year computed hypothetically by giving effect only to the loss or credit, or loss or credit carryovers of all members of the HomeFed Group other than the Subsidiary over
(ii) the HomeFed Group Tax for such taxable year.

     (12) "Tax" means the regular Federal income tax, estimated Federal income tax or alternative minimum tax, as well as any other Federal tax not based on income, together with any and all interest, additions to tax, fines and penalties payable with respect thereto.



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Section  2.       TAX PAYMENTS
                  ------------

a.   By Parent

     In each Consolidated Return Year, Parent shall pay, in full, the HomeFed Group Tax, if any, that is reported on any Consolidated Return filed for such taxable year.

b. By the Subsidiaries

     (1) In each Consolidated Return Year, each Subsidiary shall pay to Parent its Subsidiary Tax and its Subsidiary Estimated Tax for such taxable year. All payments by a Subsidiary of its Subsidiary Estimated Tax made with respect to such Consolidated Return Year shall reduce (but not below zero) its Subsidiary Tax paid for such taxable year. Parent shall reimburse each Subsidiary in accordance with Section 4 to the extent its aggregate Subsidiary Estimated Tax payments for any given Consolidated Return Year exceed its Subsidiary Tax for such taxable year.

     (2) The amount required to be paid in Section 2(b)(1) above shall be paid in any given Consolidated Return Year no later than five (5) days prior to the date on which any Consolidated Return is required to be filed for such taxable year (taking account of any extensions thereof), or, with respect to any interest and/or penalty not paid with the Consolidated Return and not covered by
Section 5(c), no later than five (5) days prior to the date on which Parent is required to make payment thereof.

     (3) Each Subsidiary shall, to Parent's satisfaction, consult and furnish Parent with all documentation Parent shall deem necessary to determine, in respect of any given Consolidated Return Year, the Subsidiary Tax and Subsidiary Estimated Tax for such taxable year no later than either seventy-five (75) days prior to the date on which the consolidated income is required to be filed or, as the context may require, no later than ten (10) days prior to the date on which the estimated Federal income tax return is required to be filed in such taxable year (in each case taking account of any extensions thereof). Notwithstanding the foregoing, in no case shall the documentation described in this Section 3(b)(3) necessary to determine the Subsidiary Tax, be required prior to forty-five (45) days after the end of the Consolidated Return Year. No later than ten (10) days prior to the date on which the consolidated Federal income tax return is required to be filed or, as the context may require, no later than five (5) days prior to the date the Parent is to make an estimated federal income tax payment, Parent shall provide each Subsidiary a reasonably detailed calculation of its Subsidiary Tax and its Subsidiary Estimated Tax (as the context may require).


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Section  3.       SUBSIDIARY-GENERATED BENEFIT
                  ----------------------------

a. Benefit Carried Back To A Prior Year. If a Subsidiary-Generated Benefit arises in any Consolidated Return Year, and the Subsidiary, had it been filing separate from the HomeFed Group for all relevant periods could have carried back to a prior Consolidated Return Year all or part of the loss, deduction or credit (not otherwise compensated in accordance with Section 3) that gave rise to such Subsidiary-Generated Benefit, the portion of such Subsidiary-Generated Benefit attributable to such loss, deduction or credit (or portion thereof) shall be applied to reduce (but not below zero) the Subsidiary Tax paid under Section 2 in respect of such prior Consolidated Return Year, and Parent shall pay to the Subsidiary the amount of such reduction in accordance with Section 4(b); provided, however, that the Subsidiary shall not be entitled to all or a portion of such payment to the extent the Subsidiary Tax for such prior taxable year had previously been reduced under this Section 3. In the event that the losses and credits of the Subsidiaries in any given Consolidated Return Year exceed the total losses and credits which result in a Subsidiary-Generated Benefit with respect to such Consolidated Return Year, the amount payable to the Subsidiaries under this Section 3(a) shall be allocated among the Subsidiaries in proportion to the losses of each Subsidiary and if the Subsidiary Benefit in such Consolidated Return Year exceeds that attributable to such losses any excess shall be allocated among the Subsidiaries in proportion to the credits of each Subsidiary with respect to such Consolidated Return Year.

b. Benefit Remaining Upon Departure From The HomeFed Group. If, at some future date, a Subsidiary ceases to be a member of the HomeFed Group but continues to be a corporation subject to Federal income tax, Parent shall pay to the Subsidiary at the time and to the extent provided by Section 4(b) below, (1) the aggregate amount of its Subsidiary-Generated Benefit for all Consolidated Return Years ending on or prior to such cessation date (the amount of the Subsidiary-Generated Benefit for the Consolidated Return Year ending on the cessation date shall be determined on the basis of an interim closing of the books) less the portion of the Subsidiary-Generated Benefit (x) applied to reduce amounts payable by the Subsidiary as provided for in this Section 3, (y) not described in (x) and allocable to any loss, deduction or credit the carryforward period for which would have expired at or prior to such time as such loss, deduction or credit carryover would have reduced the Subsidiary's Federal income tax in a subsequent taxable year had it filed a federal income tax return separate from the HomeFed Group during all relevant taxable years, or
(2) attributable to any loss, deduction or credit carryover which is allocable to the Subsidiary or its successor under Reg. Sec. 1.1502-79.

Section  4.       TIMING OF REIMBURSEMENTS
                  ------------------------

a. Of Tax Payments

     (1) To the extent any amount (or part thereof) described in and required to be paid by Parent under Section 2(b)(1) represents all or a part of a tax refund to be received by the HomeFed Group, such payment shall be made no later than five (5) days after the receipt of such refund; to the extent any amount (or part thereof) described in and required to be paid by Parent under Section 2(b)(1) represents all or part of a credit against the HomeFed Group Tax for a succeeding Consolidated Return Year, such payment shall be made no later than five (5) days after such tax payment against which such amount is credited is to be paid by Parent.

     (2) To the extent Section 4(a)(1) does not apply with respect to any amount (or portion thereof) described in and required to be paid by Parent under
Section 2(b)(1) for any given Consolidated Return Year, such payment shall be made no later than thirty (30) days after the date on which the Consolidated Return is required to be filed for such Consolidated Return Year (taking account of any extensions thereof).

     (3) No later than fifteen (15) days prior to the date Parent is required to make a payment described in Section 2(b)(1) for any given Consolidated Return Year, a Subsidiary shall consult and furnish Parent with any and all documents Parent shall deem necessary in determining the Subsidiary's entitlement to and the amount of such payment.

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

b. Of A Subsidiary-Generated Benefit

     (1) For any given Consolidated Return Year, any amount required to be paid under Section 3(a) shall be paid no later than thirty (30) days after the date on which the Consolidated Return is required to be filed for such taxable year (taking into account any extensions thereof).

     (2) Any payment required to be made under Section 3(b) shall be made to the extent that the loss, deduction or credit carryover giving rise to the Subsidiary-Generated Benefit (and not previously applied under Section 3 to reduce the Subsidiary Tax for any Consolidated Return Year) would have reduced the Subsidiary's Federal income tax liability in a subsequent taxable year and shall be made no later than fifteen (15) days after the Subsidiary provides notice to Parent and also furnishes to Parent, to Parent's satisfaction, with any and all documents Parent shall deem necessary in determining entitlement and amount of such payment, including but not limited to, any Federal income tax returns for all such relevant taxable years.

     (3) Notwithstanding the foregoing, there shall be no double benefit to either the HomeFed Group or a Subsidiary by reason of the utilization of deductions, losses, credits, carryovers, carrybacks, etc. and payments made hereunder. To the extent appropriate, such items and payments hereunder shall be adjusted equitably.

Section  5.       CHANGES IN TAX LIABILITY
                  ------------------------

a. For any given Consolidated Return Year, each Subsidiary shall pay to Parent, and Parent shall refund to each Subsidiary, an amount equal to the excess of a Revised Tax Liability over the amounts previously paid for such taxable year by the relevant party (as the context may require). The parties recognize that the Revised Tax Liability for any taxable year is not necessarily the Parent's or a Subsidiary's final tax liability for that taxable year, and may be recomputed in accordance with this Section 5(a) more than once.

b. A payment or refund required under Section 5(a) above shall be made (as the context may require) no later than (i) five (5) days prior to the date on which Parent is required to make an additional payment of tax with respect to a Revised Tax Liability, (ii) five (5) days after the receipt of a refund attributable to a Revised Tax Liability or (iii) five (5) days after the event giving rise to a Revised Tax Liability if such event does not result in the payment of additional tax or the receipt of a refund.

c. A payment or refund required under Section 5(a) above shall include a portion of any interest and/or penalty paid or credited by the Internal Revenue Service that is allocated to a Subsidiary in proportion with its respective adjustments. The amounts payable to or by the Subsidiary pursuant to this Section 5(c) shall be paid at the same time the amounts payable pursuant to Section 5(a) are paid.

d. Other than as provided in Section 5(c), a payment or refund required under
Section 5(a) above shall not bear interest.

Section  6.       NEW MEMBERS
                  -----------

                  Any corporation acquired by a Subsidiary shall become a party to this Agreement at the time such corporation is entitled or required to become a member of the HomeFed Group and the parties hereto that acquired such new member shall cause such new member to deliver to Parent a written instrument to such effect. The parties hereto hereby agree to the inclusion of any such acquired corporation as a party to this Agreement. This Agreement may be amended, as may be necessary or appropriate, to take into account any special circumstances arising from the inclusion of such acquired corporation in the HomeFed Group.


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Section  7.       PROCEDURAL MATTERS
                  ------------------

a. Parent shall prepare and file all Tax returns, and any other returns, documents or statements required to be filed with respect to or on which is reflected the determination of the Tax liability of the HomeFed Group for all taxable years of the HomeFed Group (including taxable years ending prior to or including the date hereof).

b. In its sole discretion, Parent shall have the right to make all decisions and elections with respect to all Tax returns described in Section 7(a) above and with respect to all matters relating to the Tax liability of the HomeFed Group and Subsidiaries (with respect to any taxable year in which a Subsidiary was a member of the HomeFed Group), for all taxable years of the HomeFed Group thereof (including taxable years ending prior to or including the date hereof) including, without limitation,

     (1) the right to determine (i) the manner in which such returns, documents or statements shall be prepared and filed, including, without limitation, the manner in which any item of income, gain, loss, deduction or credit shall be reported, (ii) whether any amended returns shall be filed, (iii) whether any filing extensions may be requested and (iv) the elections that will be made by any member,

     (2) the right to contest, compromise or settle any adjustment or deficiency proposed, asserted or assessed as a result of any audit of such returns,

     (3) the right to control any filing, prosecution, contest, compromise or settlement of any claim for refund, including the right to determine whether any refunds, to which the HomeFed Group may be entitled, shall be paid by way of refund or credited against the Tax liability for the Affiliated Group.

     Such determination shall be binding and conclusive upon the parties for purposes hereof.

c. Each Subsidiary hereby irrevocably appoints Parent as its agent and attorney-in-fact to take such action (including the execution of documents) as Parent may deem appropriate to effect the foregoing.

d. All expenses incurred by Parent resulting from actions described under this
Section 7, to the extent that such actions relate to a Subsidiary, shall be shared equally by Parent and the Subsidiary.

Section  8.       TERMINATION OF AFFILIATION
                  --------------------------

a. In the event that any Subsidiary ceases to be included in the HomeFed Group, the Subsidiary and Parent shall furnish each other with information required to prepare accurately (i) the consolidated Federal income tax return of the HomeFed Group for the last taxable year in which the Subsidiary had been included in the HomeFed Group, (ii) the Federal income tax returns for all taxable years thereafter of the Subsidiary (and its predecessors and successors) and Parent, respectively, in which the Tax liability of either may be affected by their former affiliation (including, for example, the apportionment of any consolidated loss or credit carryover to the Subsidiary) and (iii) any Consolidated Return, including information necessary to determine any Tax liability payable with respect to such return, to the extent such determination is based upon the operations of the Subsidiary.

b. In the case of a termination of affiliation described in Section 8(a), the Subsidiary shall furnish Parent with all information and assistance as may be requested that relates to a Consolidated Return Year, including but not limited to (i) information and assistance required to apply for and obtain the benefit of any carryback to a Consolidated Return Year of the loss, deduction or credit of the Subsidiary, provided, however, that this provision shall not be construed to prevent the Subsidiary from validly electing not to carryback such loss, deduction or credit and (ii) information and assistance concerning the status of any Tax audit or refund claim relating to a Consolidated Return Year; provided, that expenses incurred with respect to any such Tax audit or refund claim shall be shared in a manner Parent shall deem equitable.

c. Payments under this Section 8 shall be made in accordance with principles analogous to those set forth under Sections 2, 3, or 5 hereof and at the time(s) set forth therein, as if the Subsidiary had still been a member of the HomeFed Group.

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d. Each Subsidiary acknowledges Parent's right to make an election under Reg.
Sec. 1.1502-20(g) with respect to the Subsidiary and shall satisfy all procedural requirements prescribed by Reg. Sec. 1.1502-20(g) in connection with such election. Parent and the Subsidiaries agree that Parent shall not be required to compensate if such election is made.

e. A Subsidiary shall not, without the prior written consent of Parent, file an application for a carryback adjustment of the Subsidiary Tax with respect to any given Consolidated Return Year. In the event any such application is filed after obtaining prior consent, the Subsidiary shall be entitled to that portion of the actual refund that is attributable to the Subsidiary determined in accordance with Section 5 hereof; provided, that the Subsidiary shall not be entitled to any portion of such refund to the extent the items giving rise to such carryback had previously reduced its Subsidiary Tax or gave rise to a payment to the Subsidiary under Sections 3, 4 or 5 hereof.

Section  9.       DETERMINATION
                  -------------

                  All disputes arising under this Agreement shall be decided by the public accountants regularly employed by Parent at the time the Consolidated Return is filed for such taxable year. Such determination shall be binding and conclusive upon the parties for the purposes hereof. Expenses incurred with respect to any such determination shall be shared in a manner Parent deems equitable.

Section  10.      EFFECTS OF AGREEMENT
                  --------------------

                  As between Parent and each Subsidiary, the provisions of this Agreement shall fix the liability of each to the other as to the matters covered hereunder, even if such provisions are not controlling for Tax or other purposes (including, but not limited to, the computation of earnings and profits for Federal tax purposes), and even if Parent and other corporations which now are, or which from time to time may become, members of the HomeFed Group enter into other arrangements for the allocation of the portion of the total Tax liability of the HomeFed Group which is allocable to them.

Section  11.      INDEMNITY
                  ---------

                  Each Subsidiary shall, jointly and severally, indemnify, defend and hold harmless from and against any and all liabilities Parent and each other member of the HomeFed Group for the amount of any Subsidiary Tax. CDS Holding, CDS Devco and SERI shall, jointly and severally, indemnify, defend and hold harmless Parent and each other member of the HomeFed Group from and against any and all liabilities for all Taxes for which each may become liable under Treasury Regulation Section 1.1502-6 solely by reason of being a member of a consolidated group prior to joining the HomeFed Group. HomeFed, HFC Communities and HFC Resources shall, jointly and severally, indemnify, defend and hold harmless CDS Holding, CDS Devco and SERI from and against any and all liabilities for all Taxes of the HomeFed Group that relate to taxable periods (or portions thereof) that ended on or before October 21, 2002.

Section  12.      ALLOCATION OF STATE AND LOCAL INCOME TAX LIABILITY
                  --------------------------------------------------

                  In the event Parent files consolidated, combined or unitary tax returns or reports in any state or local jurisdiction on behalf of, and pays such taxes owed, in all or in part, by the HomeFed Group, principles and procedures analogous to the principles and procedures (including the indemnity provision in Section 11) stated herein shall apply to determine the parties' respective liability in respect thereof and the payments to be made.

Section  13.      TERMINATION
                  -----------

                  Notwithstanding the termination of this Agreement, its provisions shall remain in effect with respect to any period of time during the tax year in which termination occurs for which income of a Subsidiary must be included in the consolidated return.


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Section  14.      MISCELLANEOUS PROVISIONS
                  ------------------------

a. Unless otherwise expressly provided in this Agreement, each party shall bear any and all expenses that arise from their respective obligations under this Agreement.

b. This Agreement contains the entire understanding of the parties hereto with respect to the subject matter contained herein. No alteration, amendment or modification of any of the terms of this Agreement shall be valid unless made by an instrument signed in writing by an authorized officer of each party.

c. This Agreement has been made in and shall be construed and enforced in accordance with the laws of the State of Delaware from time to time obtaining, without regard to conflict of laws principles.

d. This Agreement shall be binding upon and inure to the benefit of each party and all successors hereto and shall not be assignable by any party without the prior written consent of all parties.

e. All notices and other communications hereunder shall be deemed to have been duly given if delivered by hand or mailed, certified or registered mail, with postage prepaid addressed to the party to which the notice or other communication is given at its address as set forth below, or at such other address of which a party sends written notice to the other party hereto pursuant to this Section 14, to the attention of the President of such other party.

f. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

g. The headings of the Sections of this Agreement are inserted for convenience only and shall not constitute a part hereof.

















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     IN WITNESS  WHEREOF,  the parties  hereto have caused this  Agreement to be duly executed as of the date first above written.

                                      HOMEFED CORPORATION

                                      By:    /s/ Erin N. Ruhe
                                             ---------------------------
                                      Name:  Erin N. Ruhe
                                      Title: Vice President


                                      HOMEFED COMMUNITIES, INC.

                                      By:    /s/ Paul J. Borden
                                             ---------------------------
                                      Name:  Paul J. Borden
                                      Title: President


                                      HOMEFED RESOURCES CORPORATION

                                      By:    /s/ Paul J. Borden
                                             ---------------------------
                                      Name:  Paul J. Borden
                                      Title: President


                                      CDS HOLDING CORPORATION

                                      By:    /s/ Paul J. Borden
                                             --------------------------
                                      Name:  Paul J. Borden
                                      Title: Chairman


                                      CDS DEVCO, INC.

                                      By:    /s/ Paul J. Borden
                                             --------------------------
                                      Name:  Paul J. Borden
                                      Title: President


                                      SAN ELIJO RANCH, INC.

                                      By:    /s/ Paul J. Borden
                                             ---------------------------
                                      Name:  Paul J. Borden
                                      Title: President



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